                                                                     Exhibit 99

                         Form 4 Joint Filer Information

Name:                                  Westbury (Bermuda) Ltd.

Address:                               11 Victoria Street,
                                       P.O. Box HM 1065
                                       Hamilton, HMEX Bermuda

Date of Event Requiring Statement:     12/30/2013